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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Holly Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
SOLICITATION AND REVOCABILITY OF PROXIES
PROPOSAL ONE -- ELECTION OF DIRECTORS
OWNERSHIP OF SECURITIES
DIRECTORS
MEETINGS AND COMMITTEES OF DIRECTORS
STOCKHOLDER NOMINATING PROCEDURES AND COMMUNICATIONS WITH THE BOARD
EXECUTIVE OFFICERS
CODE OF BUSINESS CONDUCT AND ETHICS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Long-Term Incentive Plans - Awards in Last Fiscal Year
Long-Term Incentive Plans – Awards in Last Fiscal Year
Aggregated Option/Stock Appreciation Right (SAR) Exercises In Last Fiscal Year and Fiscal Year-End Option/SAR Values
Pension Plan Table
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Compensation Committee of the Board of Directors
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT COMMITTEE REPORT
Audit Committee of the Board of Directors
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
AUDIT FEES
STOCK PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ADDITIONAL INFORMATION
HOLLY CORPORATION AUDIT COMMITTEE CHARTER

HOLLY CORPORATION
100 Crescent Court
Suite 1600
Dallas, Texas 75201-6927
April 5, 2005
Dear Stockholder:
      You are cordially invited to attend the Annual Meeting of Stockholders of Holly Corporation to be held on Monday, May 9, 2005, at 10:00 a.m., local time, in the Garden Room, Hotel Crescent Court, 400 Crescent Court, Dallas, Texas. Please find enclosed a notice to stockholders, a Proxy Statement describing the business to be transacted at the meeting, a form of proxy for use in voting at the meeting and an Annual Report for Holly Corporation.
      At the Annual Meeting, you will be asked (i) to elect ten directors to the Board of Directors of the Company, and (ii) to act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
      We hope that you will be able to attend the Annual Meeting, and we urge you to read the enclosed Proxy Statement before you decide to vote. Whether or not you plan to attend, please complete, sign, date and return the enclosed proxy card or grant your proxy by Internet or telephone, as described on the enclosed proxy card, as promptly as possible. It is important that your shares be represented at the meeting.

Very truly yours,

LAMAR NORSWORTHY
Chairman and Chief Executive Officer
YOUR VOTE IS IMPORTANT
All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to complete, sign, date and return, in the enclosed postage paid envelope, the enclosed proxy card or to grant your proxy by the Internet or by telephone, as described on the enclosed proxy card, as promptly as possible. Returning your proxy card or granting your proxy by the Internet or by telephone will help the Company assure that a quorum will be present at the meeting and avoid the additional expense of duplicate proxy solicitations. Any stockholder attending the meeting may vote in person even if he or she has returned the proxy card or has granted his or her proxy by telephone. Please note where indicated on the proxy card whether you plan to attend the Annual Meeting in person.

HOLLY CORPORATION
100 Crescent Court
Suite 1600
Dallas, Texas 75201-6927

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 5, 2005
      PLEASE TAKE NOTICE that the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of Holly Corporation (the “Company”) will be held on Monday, May 9, 2005, at 10:00 a.m. local time in the Garden Room, Hotel Crescent Court, 400 Crescent Court, Dallas, Texas, to consider and vote on the following matters:

1. Election of ten directors to serve on the Board of Directors (the “Board of Directors”) of the Company until the Company’s next annual meeting;

2. Such other business as may properly come before the meeting, or any postponement or adjournment thereof.
      The Company’s Annual Report for its year ending December 31, 2004 is being distributed with this Proxy Statement.
      The close of business on March 24, 2005 (the “Record Date”) has been fixed as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Only holders of record of the Company’s common stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for the ten days preceding the Annual Meeting at the Company’s offices at the address on this notice, and also at the Annual Meeting.
      Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card or grant your proxy by the Internet or telephone, as described on the enclosed proxy card, as promptly as possible. Please note where indicated on the proxy card whether you plan to attend the Annual Meeting in person. You may revoke your proxy before the Annual Meeting as described in the Proxy Statement under the heading “Solicitation and Revocability of Proxies.” The prompt return of proxies will save the expense involved in further communications.

By Order of the Board of Directors:

ERIN O. ROYSTON
Secretary
Dallas, Texas
April 5, 2005

PROXY STATEMENT
OF
HOLLY CORPORATION
100 Crescent Court
Suite 1600
Dallas, Texas 75201-6927
SOLICITATION AND REVOCABILITY OF PROXIES
      The Board of Directors requests your proxy for use at the Annual Meeting of Stockholders to be held on Monday, May 9, 2005, and at any adjournment or postponement thereof. By signing and returning the enclosed proxy card or granting your proxy by the Internet or by telephone, you authorize the persons named on the proxy card, or in your telephonically and/or electronically-submitted proxy (collectively, the “Proxy”), to represent you and to vote your shares at the Annual Meeting. This Proxy Statement and the proxy card were first mailed to stockholders of the Company on or about April 5, 2005.
      This solicitation of proxies is made by the Board of Directors and will be conducted primarily by mail. Officers, directors and employees of the Company may solicit proxies personally or by telephone, electronic mail, telegram or other forms of wire or facsimile communication. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the Company’s common stock (the “Common Stock”) that those companies hold of record. The costs of the solicitation, including reimbursement of such forwarding expenses, will be paid by the Company.
      If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares can be voted only if you have returned a properly signed proxy card, are represented by another proxy or have granted your proxy by the Internet or by telephone. You may revoke your proxy, whether granted by the Internet or by telephone or by returning the enclosed proxy card, at any time before it is exercised at the Annual Meeting by (a) signing and submitting a later-dated proxy to the Secretary of the Company, (b) delivering written notice of revocation of the proxy to the Secretary of the Company, or (c) voting in person at the Annual Meeting. In addition, if you granted your proxy by the Internet or by telephone, you may revoke such grant by resubmitting your proxy by the Internet or by telephone at any time prior to 11:59 p.m., Eastern Daylight Time, on May 8, 2005. In the absence of any such revocation, shares represented by the persons named in the Proxies will be voted at the Annual Meeting.
VOTING AND QUORUM
      The only outstanding voting securities of the Company are shares of Common Stock. As of the close of business on the Record Date, there were 31,907,020 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting.
      Each outstanding share of Common Stock is entitled to one vote. The presence, in person or by proxy, of a majority of the shares of Common Stock issued and outstanding and entitled to vote as of the Record Date shall constitute a quorum at the Annual Meeting. The holders of a majority of the Common Stock entitled to vote who are present or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time without notice, other than an announcement at the Annual Meeting of the time and place of the holding of the adjourned meeting, until a quorum is present. At any such adjourned meeting at which a quorum is present, any business may be transacted that may have been transacted at the Annual Meeting had a quorum originally been present. Proxies solicited by this Proxy Statement may be used to vote in favor of any motion to adjourn the Annual Meeting. The persons named in the Proxy intend to vote in favor of any motion to adjourn the Annual Meeting to a subsequent day if, prior to the Annual Meeting, such persons have not received sufficient proxies to approve the proposals described in this Proxy Statement. If such a motion is approved but sufficient proxies are not received by the time set for the resumption of the Annual Meeting, this process will be repeated until sufficient proxies to vote in favor of the proposals described in this

Proxy Statement have been received or it appears that sufficient proxies will not be received. Abstentions and broker non-votes will count in determining if a quorum is present at the Annual Meeting. A broker non-vote occurs if a broker or other nominee attending the meeting in person or submitting a proxy card does not have discretionary authority to vote on a particular item and has not received voting instructions with respect to that item.
PROPOSAL ONE — ELECTION OF DIRECTORS
      The Board of Directors has designated Buford P. Berry, Matthew P. Clifton, W. John Glancy, William J. Gray, Marcus R. Hickerson, Thomas K. Matthews, II, Robert G. McKenzie, Lamar Norsworthy, Jack P. Reid and Paul T. Stoffel as nominees for election as directors of the Company at the Annual Meeting (each, a “Nominee”). All of the Nominees currently serve as directors of the Company. If elected, each Nominee will serve until the expiration of his term at the Annual Meeting of Stockholders in 2006 and until his successor is elected and qualified or until his earlier death, resignation or removal from office. For information about each Nominee, see “Directors.”
      The Board of Directors has no reason to believe that any of the Nominees will be unable or unwilling to serve if elected. If a Nominee becomes unable or unwilling to serve prior to the election, your proxy will be voted for the election of a substitute nominee recommended by the current Board of Directors, or the number of the Company’s directors will be reduced.
Required Vote and Recommendation
      The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, under Delaware law and the Company’s Restated Certificate of Incorporation and Bylaws, abstentions and broker non-votes will not have any effect on the election of a particular director. Unless otherwise instructed in the Proxy or unless authority to vote is withheld, the Proxy will be voted for the election of each of the Nominees.
The Board of Directors recommends a vote “FOR” the election of each of the nominees.

OWNERSHIP OF SECURITIES
      The following table and the notes thereto set forth certain information regarding the beneficial ownership of Common Stock as of the Record Date by (i) each current director of the Company, (ii) the named executive officers of the Company, (iii) all executive officers and directors of the Company as a group and (iv) each other person known to the Company to own beneficially more than five percent of Common Stock outstanding on the Record Date. Unless otherwise indicated, the address for each stockholder listed in the following table is c/o Holly Corporation, 100 Crescent Court, Dallas, Texas 75201-6927.
      The Company has determined beneficial ownership in accordance with regulations of the Securities and Exchange Commission (the “SEC”). The number of shares beneficially owned by a person includes shares of Common Stock that are subject to stock options that are either currently exercisable or exercisable within 60 days after the Record Date. These shares are also deemed outstanding for the purpose of computing the percentage of outstanding shares owned by the person. These shares are not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, to the Company’s knowledge, each stockholder has sole voting and dispositive power with respect to the securities beneficially owned by that stockholder. On the Record Date, there were 31,907,020 shares of Common Stock outstanding.

	Number of Shares		Percent of
	and Nature of		Common Stock
Name and Address of Beneficial Owner	Beneficial Ownership		Outstanding

Brown Brothers Harriman Trust Company of Texas	6,602,976	(1)	20.7%
2001 Ross Ave.
Dallas, Texas 75201-2996
FMR Corp.	3,738,250	(2)	11.7%
82 Devonshire Street
Boston, Massachusetts 02109
Lamar Norsworthy	2,836,741	(3)(4)(5)	8.9%
Paul T. Stoffel	1,009,230		3.2%
Matthew P. Clifton	193,466	(4)(5)	*
Jack P. Reid	303,498		*
W. John Glancy	106,200	(4)	*
Stephen J. McDonnell	106,200	(4)	*
William J. Gray	65,252		*
Marcus R. Hickerson	20,654	(6)	*
David L. Lamp	5,805	(5)	*
Robert G. McKenzie	6,430		*
Thomas K. Matthews, II	4,030		*
Buford Berry	2,430		*
All directors and executive officers as a group (13 persons)(3)(4)(6)	4,538,694	(7)	14%

*	less than one percent.

(1)	Brown Brothers Harriman Trust Company of Texas (“Brown Brothers Texas”) is deemed to beneficially own 5,459,544 shares in its capacity as trustee of trusts for the benefit of Betty Regard, Margaret Simmons and Suzanne Bartolucci. Brown Brothers Texas has sole voting power and sole investment power with respect to these 5,459,544 shares. Additionally, Brown Brothers Texas is deemed to beneficially own 1,143,432 shares in its capacity as co-trustee with Lamar Norsworthy of trusts for the benefit of Lamar Norsworthy, Nona B. Norsworthy, David Norsworthy and Nona Barrett. Brown Brothers Texas and Lamar Norsworthy have shared voting power and shared investment power with respect to these shares. Brown Brothers Harriman & Co. and Brown Brothers Harriman Trust Company are controlling entities of Brown Brothers Texas.

(2)	FMR Corp. has filed with the SEC a Schedule 13G/ A, dated March 10, 2005. Based on the Schedule 13G, FMR Corp. has sole dispositive power with respect to 3,738,250 shares, sole voting power with respect to 427,534 shares, and shared voting power and shared dispositive power with respect to no shares.

(3)	Includes 1,143,432 shares deemed to be beneficially owned by Mr. Norsworthy in his capacity as co-trustee with Brown Brothers Texas as described above in footnote (1). Mr. Norsworthy disclaims that he is the beneficial owner except as to 5,717 of the 1,143,432 shares beneficially owned by the trusts.

(4)	The number of shares beneficially owned includes shares of Common Stock of which such individuals have the right to acquire beneficial ownership either currently or within 60 days after the record date, upon the exercise of options, as follows: 592,000 shares for Mr. Norsworthy, 87,400 shares for Mr. Clifton, 89,600 shares for Mr. Glancy, 96,000 shares for Mr. McDonnell, and 865,000 shares for all directors and executive officers as a group. The number of shares beneficially owned also includes unvested shares of restricted stock which such individuals cannot dispose of without the Company’s consent until the restrictions on these shares lapse, as follows: 90,175 shares for Mr. Norsworthy, 70,275 shares for Mr. Clifton, 12,300 shares for Mr. Glancy, 8,200 shares for Mr. McDonnell, 5,800 shares for Mr. Lamp, and 187,750 shares for all directors and executive officers as a group.

(5)	The number of shares beneficially owned includes shares in the Thrift Plan for Employees of Holly Corporation, Its Affiliates and Subsidiaries as follows: 44,140 shares for Mr. Norsworthy, 17,998 shares for Mr. Clifton, 5 shares for Mr. Lamp, and 62,143 shares for all directors and executive officers as a group. All such shares are subject to the participant’s directions as to holding or selling such shares.

(6)	Mr. Hickerson disclaims beneficial ownership except as to 8,654 of these shares.

(7)	Includes 1,149,715 shares as to which the holders of Common Stock disclaim beneficial ownership.
DIRECTORS
      The following table sets forth certain information regarding the directors of the Company. Each director’s term of office expires at the Annual Meeting. Offices with the Company have been held for at least five years.

Name of Nominee	Age	Title

Buford P. Berry	69	Director
Matthew P. Clifton	53	President of the Company, Director
W. John Glancy	63	Senior Vice President and General Counsel, Director
William J. Gray	64	Director
Marcus R. Hickerson	78	Director
Thomas K. Matthews, II	79	Director
Robert G. McKenzie	67	Director
Lamar Norsworthy	58	Chairman of the Board and Chief Executive Officer
Jack P. Reid	68	Director
Paul T. Stoffel	71	Director
      Buford P. Berry, a director since May 2004, has served as a manager and an Advisory Committee Member of Dorchester Minerals Management GP LLC since February 2003. He is currently of counsel to Thompson & Knight LLP, a Texas based law firm. Mr. Berry has been an attorney with Thompson & Knight LLP, serving in various capacities since 1963, including as Managing Partner from 1986 to 1998.
      Matthew P. Clifton, a director since 1995, has been with the Company for over twenty years and has been President of the Company since 1995. In March 2004, he was elected Chairman of the Board and Chief Executive Officer of Holly Logistic Services, L.L.C., the general partner of HEP Logistics Holdings, L.P., which is the general partner of the Company’s publicly-traded subsidiary, Holly Energy Partners, L.P. (“HEP”), a Delaware limited partnership which is currently owned 47.9% by the Company and 52.1% by other investors in HEP.
      W. John Glancy, a director from 1975 to 1995 and since September 1999, has been Senior Vice President and General Counsel of the Company since April 1999. He also held the office of Secretary from April 1999 through February 2005. From December 1998 to September 1999, he was Senior Vice President, Legal of the Company. From 1997 through March 1999, he practiced law in the Law Offices of W. John Glancy in Dallas. Mr. Glancy also has served as Vice President, General Counsel and Secretary of Holly Logistic Services, L.L.C. since August 2004.
      William J. Gray, a director since September 1996, is a private consultant. He has served as a governmental affairs consultant for the Company since January 2003 and also served as a consultant to the Company from October 1999 through September 2001. Until October 1999, Mr. Gray was Senior Vice President, Marketing and Supply of the Company.
      Marcus R. Hickerson, a director since 1960, was a consultant to Centex Development Company from 1987 to 1999 and has been President of Waxahachie Community Development Corporation since October 1999.
      Thomas K. Matthews, II, a director since 1978, is a financial consultant.
      Robert G. McKenzie, a director since 1992, is a financial consultant. From January 1990 to August 1999, he was Executive Vice President and Chief Operating Officer of Brown Brothers Harriman Trust Company of Texas.
      Lamar Norsworthy, a director since 1967, is Chairman of the Board and Chief Executive Officer of the Company. Mr. Norsworthy is also a director of Cooper Cameron Corporation and has served as a director of Holly Logistic Services, L.L.C. since March 2004.
      Jack P. Reid, a director since 1977, was a consultant to the Company from August 1999 through July 2002. Until August 1999, Mr. Reid was Executive Vice President, Refining, of the Company.
      Paul T. Stoffel, a director since 2001, is Chairman of Triple S Capital Corp. and of Paul Stoffel Investments, engaged in public and private equity investments. Mr. Stoffel is also a director of Centex Corporation.
Compensation of Directors
      Directors who are not employees of the Company or its subsidiaries are compensated by: (a) a $25,000 annual cash retainer, payable in four quarterly installments; (b) $1,500 for each meeting of the Board of Directors attended; (c) $1,500 for each Board committee meeting attended (limited to payment for one committee meeting per day); and (d) an annual grant of restricted shares equal in value to $40,000 on the date of grant. With respect to the restricted shares, restrictions on the shares lapse three years following the date of grant, and the director receives both voting rights and dividend rights during the restricted period. In addition to the foregoing, each director who serves as the chairperson of the Audit, Compensation, and Public Policy committees of the Board of Directors also receives a $5,000 special annual retainer for his service as committee chair. Officers of the Company who also serve on the Board of Directors do not receive supplemental compensation for their service as directors.
MEETINGS AND COMMITTEES OF DIRECTORS
      The Company’s Board of Directors is comprised of a majority of independent directors as defined in Section 303A.02 of the New York Stock Exchange listing standards. The directors determined by the Board to be independent under this standard are Buford P. Berry, William J. Gray, Thomas K. Matthews, II, Robert G. McKenzie, Paul T. Stoffel, and Marcus R. Hickerson. In determining that Mr. Hickerson is an independent director, the Board considered the fact that Mr. Hickerson’s 52-year-old son, M. Neale Hickerson, is employed as a Vice President of the Company and certain subsidiaries, including Holly Logistic Services, L.L.C. From January 2004 to February 2005, M. Neale Hickerson’s title as an officer of the Company was Vice President, Treasury and Investor Relations, and his current title is Vice President, Investor Relations. The Board’s determination that the employment of M. Neale Hickerson would not interfere with Marcus R. Hickerson’s ability to act independently from the management of the Company was based particularly on the fact that Marcus R. Hickerson satisfies all of the independence requirements of Section 303A.02(b) of the New York Stock Exchange rules and of Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). Additionally, the Board based its determination on the role played in the Company by M. Neale Hickerson and the fact that he is not an Executive Officer of the Company.
      The Company’s Board of Directors held eleven meetings during 2004. The Board of Directors has six principal standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, the Long-Term Compensation Committee, the Nominating/ Corporate Governance Committee, and the Public Policy Committee. Each of the Committees is appointed by the Board of Directors. During 2004, each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of all committees of the Board of Directors on which that director served. The Company does not have a policy requiring the Chairman of the Board or directors to attend the Company’s Annual Meeting. Two of the Company’s directors attended the 2004 Annual Meeting of Stockholders.
      The current members of the Executive Committee are Messrs. Norsworthy (Chairman), Clifton, Glancy and Reid. The Executive Committee of the Board of Directors has the authority of the Board, to the extent permitted by law and subject to any limitations that may be specified from time to time by the Board, for the management of the business and affairs of the Company between meetings of the Board. During 2004, the committee met ten times.
      The current members of the Audit Committee are Messrs. Hickerson (Chairman), Berry, Matthews, McKenzie, and Stoffel. The Audit Committee of the Board of Directors is responsible for monitoring the Company’s internal accounting controls, selecting and engaging independent auditors, reviewing quarterly and annual reports filed with the SEC, and reviewing certain activities of the independent auditors and their reports and conclusions. In addition, the committee selects persons to conduct internal audits of certain Company transactions and related financial controls and reviews the reports developed from such internal audits. During 2004, the committee met seven times. The Board of Directors has adopted a written charter for the Audit Committee, which is included in this Proxy Statement as Appendix A, and is available on the Company’s website at www.hollycorp.com. As described above, all members of the Audit Committee have been determined to be independent as independence is defined in Section 303A.02 of the New York Stock Exchange’s listing standards. The Board of Directors has determined that Mr. Hickerson satisfies the requirements of the SEC regulations for an “audit committee financial expert” and has designated Mr. Hickerson as the Company’s audit committee financial expert.
      The current members of the Compensation Committee are Messrs. Matthews (Chairman), Berry, Hickerson and McKenzie. The Compensation Committee of the Board of Directors is responsible for the oversight of compensation programs and plans that affect the executive officers of the Company. The committee determines the level of compensation (other than compensation under the Company’s Long-Term Incentive Compensation Plan) paid to the Company’s chief executive officer and all other executive officers. The committee is also responsible for establishing and overseeing the compensation program for non-employee directors who serve on the Company’s Board of Directors. As described above, all members of the Compensation Committee have been determined to be independent as independence is defined in Section 303A.02 of the New York Stock Exchange’s listing standards. During 2004, the committee met four times. The Board of Directors has adopted a written charter for the Compensation Committee, which is available on the Company’s website at www.hollycorp.com.
      The current members of the Long-Term Compensation Committee are Thomas K. Matthews, II (Chairman), Buford P. Berry and Robert G. McKenzie. The Long-Term Compensation Committee of the Board of Directors is responsible for developing and approving awards of long-term compensation of executives and key employees under the Company’s Long-Term Incentive Compensation Plan. As described above, all members of the Long-Term Compensation Committee have been determined to be independent as independence is defined in Section 303A.02 of the New York Stock Exchange’s listing standards. During 2004, the committee met four times.
      The current members of the Nominating/ Corporate Governance Committee are Messrs. McKenzie (Chairman), Hickerson, Matthews and Stoffel. The Nominating/ Corporate Governance Committee of the Board of Directors is responsible for advising the Board of Directors concerning the appropriate composition of the Board of Directors and its committees (including identifying individuals qualified to serve on the Board of Directors and its committees), the selection of director nominees for each annual meeting of the Company’s stockholders, and appropriate corporate governance practices. As described above, all members of the Nominating/ Corporate Governance Committee have been determined to be independent as independence is defined in Section 303A.02 of the New York Stock Exchange’s listing standards. During 2004, the committee met two times. The Board of Directors has adopted a written charter for the Nominating/ Corporate Governance Committee, which is available on the Company’s website at www.hollycorp.com.
      The current members of the Public Policy Committee are Messrs. McKenzie (Chairman), Berry, Gray, Hickerson, Matthews and Reid. The Public Policy Committee of the Board of Directors is responsible for reviewing the Company’s policies and procedures on matters of public and governmental concern that significantly affect the Company, including but not limited to environmental, occupational health and safety, and equal employment opportunity matters. The committee is also responsible for recommending to management and the Board of Directors the formulation or modification of policies and procedures concerning such matters. During 2004, the committee met two times.
STOCKHOLDER NOMINATING PROCEDURES
AND COMMUNICATIONS WITH THE BOARD
      The Company does not have a formal policy by which its stockholders may recommend director candidates, but the Nominating/ Corporate Governance Committee will consider candidates recommended by stockholders. A stockholder wishing to submit such a recommendation should send a letter to the Secretary of the Company at 100 Crescent Court, Suite 1600, Dallas, Texas 75201-6927. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a stockholder and provide a brief summary of the candidate’s qualifications, as well as contact information for both the candidate and the stockholder. At a minimum, candidates for election to the Board must meet the independence requirements of Section 303A.02 of the New York Stock Exchange’s listing standards and Rule 10A-3 under the Exchange Act. Candidates should also have relevant business and financial experience, and they must be able to read and understand fundamental financial statements. Candidates recommended by stockholders will be evaluated in the same manner as candidates recommended by anyone else, although the independent directors may prefer candidates who are personally known to the existing directors and whose reputations are highly regarded. In evaluating proposed candidates, the Nominating/ Corporate Governance Committee will consider all relevant qualifications as well as the needs of the Company in terms of compliance with the New York Stock Exchange’s listing standards and SEC rules.
      William J. Gray has been selected to preside at regularly scheduled meetings of non-management directors. Persons wishing to communicate with the non-management directors are invited to email the Presiding Director at presiding.director@hollycorp.com or write to: William J. Gray, Presiding Director, c/o Secretary, Holly Corporation, 100 Crescent Court, Dallas, Texas 75201-6927. Although the Company has not to date developed formal processes by which stockholders may otherwise communicate directly with directors, the Company believes that its process with regard to communicating with non-management directors, and its informal process in which any communication sent to the Board of Directors in care of the Chairman or Secretary of the Company is forwarded to the Board of Directors for consideration, has served the Board of Directors’ and the stockholders’ needs. There is no screening process, and all stockholder communications that are received by officers for the Board of Directors’ attention are forwarded to the Board of Directors.

EXECUTIVE OFFICERS
      The following table sets forth information regarding the Executive Officers of the Company and certain of its subsidiaries:

Name	Age	Title

Lamar Norsworthy	58	Chairman of the Board and Chief Executive Officer
Matthew P. Clifton	53	President
W. John Glancy	63	Senior Vice President and General Counsel
David L. Lamp	47	Vice President, Refining Operations
Stephen J. McDonnell	54	Vice President and Chief Financial Officer
P. Dean Ridenour	63	Vice President and Chief Accounting Officer
      David L. Lamp, joined the Company in January of 2004 as Vice President, Refining Operations. Prior to joining the Company, Mr. Lamp was Vice President and General Manager of El Paso Energy’s 250,000 BPD Aruba refinery. Prior to his position with El Paso, Mr. Lamp was employed by Koch Industries, where he served as Refinery Manager and EVP-Refining and Chemicals Operations. In 1998, Mr. Lamp moved to Director of Operations for a large international chemical and fiber joint venture owned partially by Koch (KOSA).
      Stephen J. McDonnell, was appointed Vice President and Chief Financial Officer of the Company in September 2001. From August 2000 to September 2001, he was Vice President, Finance and Corporate Development. Prior to joining the Company, Mr. McDonnell was employed by Central and South West Corporation as vice president in the mergers and acquisitions area from 1996 to June 2000. Mr. McDonnell also has served as Vice President and Chief Financial Officer of Holly Logistic Services, L.L.C. since March 2004.
      P. Dean Ridenour, was appointed Vice President and Chief Accounting Officer of the Company in December 2004. Beginning in October 2002, Mr. Ridenour began providing full-time consulting services to the Company, and in August 2004, Mr. Ridenour became a full-time employee and officer of the Company in the position of Vice President, Special Projects, serving in that position until December 2004. From April 2001 until October 2002, Mr. Ridenour was temporarily retired. From July 1999 through April 2001, Mr. Ridenour served as Chief Financial Officer and director of GeoUtilities, Inc., an internet-based superstore for energy, telecom and other utility services, which was purchased by AES Corporation in March 2000. He was employed for 34 years by Ernst & Young LLP, including 20 years as an audit partner, retiring in 1997. Mr. Ridenour also has served as a director of Holly Logistic Services, L.L.C. since August 2004 and as its Vice President and Chief Accounting Officer since January 2005.
      The Executive Officers named above were elected by the Board of Directors to serve in such capacities until their respective successors have been duly elected and qualified, or until their earlier death, resignation or removal from office. Biographical information on Messrs. Clifton, Glancy and Norsworthy is set forth previously in this Proxy Statement. See “Directors.”
CODE OF BUSINESS CONDUCT AND ETHICS
      The Company has adopted a code of business conduct and ethics (the “Code of Ethics”) that applies to all officers, directors and employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions (the “Principal Financial Officers”). A copy of the Company’s Code of Ethics is posted on the Company’s Internet website at www.hollycorp.com and the Company intends to satisfy the disclosure requirement under Item 10 of Form 8-K regarding an amendment to, or waiver from, a provision of its Code of Ethics with respect to its Principal Financial Officers by posting such information on this Internet website.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
      The following table sets forth information concerning the cash and non-cash compensation provided or awarded by the Company to its chief executive officer and its other four most highly compensated executive officers for all services rendered in all capacities to the Company and its subsidiaries, including in the case of Messrs. Clifton, Glancy and McDonnell, in their capacity as executive officers of Holly Logistic Services, L.L.C., the general partner of HEP Logistics Holdings, L.P., which is the general partner of the Company’s publicly-traded subsidiary, HEP. All references to stock options and shares of Common Stock reflect adjustments for the two-for-one stock split effective August 16, 2004.
Summary Compensation Table

				Long Term Compensation

				Awards		Payouts

		Annual Compensation		Securities
				Underlying	Restricted	LTIP	All Other
		Salary	Bonus	Option/SARS	Stock Awards	Payouts	Compensation
Name and Principal Position	Fiscal Year(1)	($)(2)	($)(2)	(#)	(#)(3)	($)	($)(4)

Lamar Norsworthy	Calendar 2004	563,945	1,620,032	—	95,900	—	36,232
Chairman of the Board	Calendar 2003	539,240	521,280	—	—	—	16,705
and Chief Executive	Transition 2002	221,000	—	—	—	—	2,176
Officer	FYE 2002	510,000	280,500	—	—	—	14,511

Matthew P. Clifton	Calendar 2004	467,457	1,474,736	—	89,050	—	31,960
President	Calendar 2003	446,125	436,163	—	—	—	9,179
	Transition 2002	182,835	—	—	—	—	285
	FYE 2002	422,004	198,342	—	—	—	7,499
W. John Glancy	Calendar 2004	246,483	380,305	—	11,750	—	10,359
Senior Vice President	Calendar 2003	233,630	214,370	—	—	—	7,595
and General Counsel	Transition 2002	95,750	—	—	—	—	1,243
	FYE 2002	221,004	87,518	—	—	—	6,634
Stephen J. McDonnell	Calendar 2004	232,012	145,000	—	8,400	—	9,678
Vice President and	Calendar 2003	219,728	107,000	—	—	—	7,528
Chief Financial Officer	Transition 2002	89,655	—	—	—	—	1,535
	FYE 2002	207,800	62,500	—	—	—	7,979
David L. Lamp	Calendar 2004	189,491	210,000	—	3,800	—	186,406
Vice President,	Calendar 2003	—	—	—	—	—	—
Refinery Operations	Transition 2002	—	—	—	—	—	—
	FYE 2002	—	—	—	—	—	—

(1)	In 2003, the Company changed it fiscal year end from July 31 to December 31. The twelve-month period ended December 31, 2003 is referred to as “Calendar 2003,” the five-month period ended December 31, 2002 is referred to as “Transition 2002,” and the fiscal year ended July 31, 2002 is referred to as “Fiscal 2002.”

(2)	Bonuses were paid in March 2005 based upon services rendered in 2004. Any perquisites or other personal benefits received from the Company by any of the named executives were less than the lesser of $50,000 or 10% of the individual’s total annual salary and bonus. Messrs. Clifton, Glancy and McDonnell also serve as officers of Holly Logistic Services, L.L.C., the general partner of HEP Logistics Holdings, L.P., the general partner of HEP. The costs of their salaries, bonuses, payroll taxes, benefits, and other direct costs, are included within an annual administrative fee charged to HEP in accordance with an Omnibus Agreement the Company entered into with HEP.

(3)	Restricted Stock Awards: In February 2004, May 2004 and February 2005, the Company granted restricted stock to the Company’s officers and other key employees, including the named executive officers. Restricted shares granted to Messrs. Norsworthy, Clifton and Glancy are subject to Company performance standards. With the exception of Messrs. Norsworthy, Clifton and Glancy, the restricted shares issued in February of 2004 vested 50% on January 1, 2005 and the remaining 50% will vest on

January 1, 2006. The restricted shares issued in February of 2004 to Messrs. Norsworthy, Clifton and Glancy vested 50% on February 17, 2005 and the remaining 50% will vest after January 1, 2006 if the performance standard is achieved by December 31, 2006. The May 2004 and February 2005 restricted stock grants are time-lapse restricted shares with the restrictions lapsing ratably over the last three years of a five-year restricted period. The prices of Company stock at the time of the February 2004 and May 2004 grants were $13.63 and $16.60 per share (as adjusted for the August 2004 stock split), respectively. The aggregate total value based on per share prices at dates of grant of the 2004 restricted share grants to each of the named executive officers was as follows: $1,425,340 for Mr. Norsworthy, $1,311,630 for Mr. Clifton, $174,225 for Mr. Glancy, $127,540 for Mr. McDonnell, and $63,080 for Mr. Lamp. During the restricted period, executives receive dividends on the restricted shares and have voting rights associated with such shares. The price of Company stock at the time of the February 2005 grant was $33.65 per share.

(4)	All Other Compensation — details for 2004:

      Calendar 2004

						Dividends
			Dividends	Dividends		Distributed on	Moving
	ESOP	Performance	on	on	Company	Unallocated	Expense
	Restoration	Share	Restricted	Phantom	Matching	ESOP	Reim-
Name	Plan	Payment	Shares	Shares	Thrift Plan	Shares	bursements	Total

Lamar Norsworthy	—	—	$17,546	$10,486	$8,200	—	—	$36,232
Matthew P. Clifton	—	—	$16,552	$7,208	$8,200	—	—	$31,960
W. John Glancy	—	—	$2,159	—	$8,200	—	—	$10,359
Stephen J. McDonnell	—	—	$1,478	—	$8,200	—	—	$9,678
David L. Lamp	—	—	$551	—	—	—	$185,855	$186,406
Long-Term Incentive Plans – Awards in Last Fiscal Year
      19-Feb-04

			Estimated Future Payouts Under
		Performance or Other	Non-stock Price-Based Plans
	Number of Shares,	Period Until
	Units or Other	Maturation or Payout	Threshold	Target	Maximum
Name	Rights (#)(1)	(2)	($ or #)	($ or #)	($ or #)

Norsworthy	56,000	1/2005	—	—	—
Clifton	56,000	1/2005	—	—	—
Glancy	7,000	1/2005	—	—	—
McDonnell	4,000	1/2005	—	—	—
Lamp	—	—	—	—	—
Long-Term Incentive Plans – Awards in Last Fiscal Year
      13-May-04

			Estimated Future Payouts Under
		Performance or	Non-stock Price-Based Plans
	Number of Shares,	Other Period Until
	Units or Other	Maturation or	Threshold	Target	Maximum
Name	Rights (#)(1)	Payout	($ or #)	($ or #)	($ or #)

Norsworthy	39,000	1/1/2007	—	—	—
Clifton	33,050	1/1/2007	—	—	—
Glancy	4,750	1/1/2007	—	—	—
McDonnell	4,400	1/1/2007	—	—	—
Lamp	3,800	1/1/2007	—	—	—

(1)	Performance Share Unit Awards: On February 19, 2004 and May 13, 2004, the Company granted performance share units to the Company’s officers and other key employees, including the named executive officers. The units represent an award for a designated performance period. At the end of the performance period, the recipients are entitled to a cash payment equal to the value of the units as determined by reference to the total shareholder return (the “TSR”) of the Company compared to the TSR of a select group of peer companies (the “Peer Group”). TSR includes both appreciation in share price during the performance period and the assumed reinvestment of any dividends declared into additional shares at the time dividends are paid. The share price for the TSR calculation of the Company is the average share price for the final 30 trading day period of the performance period (the “Share Price”). The amount payable to the recipient at the end of the period is determined by multiplying the number of Units by a “performance percentage,” which may be from 0% to 200% depending upon the Company’s TSR ranking as compared to the ranking of the Peer Group, further multiplied by the Share Price.

(2)	The performance shares granted in February 2004 were paid on January 1, 2005, based on 150% of the performance share units granted, resulting in a payment to the named executive officers as follows: $2,317,560 to Mr. Norsworthy, $2,317,560 to Mr. Clifton, $289,659 to Mr. Glancy, and $165,540 to Mr. McDonnell.

Aggregated Option/ Stock Appreciation Right (SAR) Exercises In Last Fiscal Year
and Fiscal Year-End Option/ SAR Values
2004

				Number of Securities
				Underlying Unexercised		Value of Unexercised In-the
				Options/SARs at		Money Options/SARs at
		Shares		December 31, 2004		December 31, 2004(2)
	Option	Acquired	Value
Name	Price	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Total — Norsworthy(1)	—	—	—	572,248	96,000	$13,691,752	$2,104,320
Total — Clifton	3.50	160,000	3,127,754	317,600	74,400	$6,897,162	$1,647,878
Total — Glancy	3.50	82,000	1,691,552	91,600	38,400	$2,093,892	$852,208
Total — McDonnell	—	—	—	88,000	32,000	$2,114,760	$747,890
Total — Lamp	—	—	—	—	—	—	—

(1)	In addition to stock options for 544,000 shares of Common Stock exercisable at the end of 2004, Mr. Norsworthy holds 28,248 Phantom Shares that were granted for past services and to compensate for the exclusion of the officer from the Employee Stock Ownership Plan (“ESOP”) in the 1986-88 fiscal years. Phantom Shares are unsecured rights to cash payments based on the market value of such shares at future dates. Payments based on market value of Common Stock are generally due 40 days after termination of employment or the date of final distribution to the officer under the ESOP unless the officer elects to defer payments to future dates that may not be later than 60 days after the officer’s death or permanent disability.

(2)	Calculated based on the fair market value of the Company’s Common Stock on December 31, 2004 ($27.87 per share) minus the relevant exercise prices.
Bonus Arrangements
      The Company and its principal subsidiaries provide incentive bonuses for certain key personnel. Bonuses are based in part on the performance of the Company and in part on assessment of individual performance. See “Compensation Committee Report on Executive Compensation.”

Retirement Plan
      The Company has a noncontributory Retirement Plan for all permanent employees. The following table sets forth the estimated annual retirement benefits (subject to reduction for Social Security offsets) that would be payable in 2005 for certain salary ranges under the Retirement Plan and the Retirement Restoration Plan described below:
Pension Plan Table

	Years of Credited Service at Normal Retirement
Highest 3-Year
Average Pay	10	15	20	25	30	35

150,000	24,000	36,000	48,000	60,000	72,000	84,000
200,000	32,000	48,000	64,000	80,000	96,000	112,000
250,000	40,000	60,000	80,000	100,000	120,000	140,000
300,000	48,000	72,000	96,000	120,000	144,000	168,000
350,000	56,000	84,000	112,000	140,000	168,000	196,000
400,000	64,000	96,000	128,000	160,000	192,000	224,000
450,000	72,000	108,000	144,000	180,000	216,000	252,000
500,000	80,000	120,000	160,000	200,000	240,000	280,000
550,000	88,000	132,000	176,000	220,000	264,000	308,000
600,000	96,000	144,000	192,000	240,000	288,000	336,000
650,000	104,000	156,000	208,000	260,000	312,000	364,000
700,000	112,000	168,000	224,000	280,000	336,000	392,000
      The compensation covered by the Company’s retirement plans is the average annual base compensation during the highest compensated consecutive 36-month period of employment with the Company for each employee. At December 31, 2004, the covered compensation for Messrs. Norsworthy, Clifton, Glancy, McDonnell and Lamp were $540,683, $447,519, $234,925, $221,007, and $189,491, respectively. At December 31, 2004, Messrs. Norsworthy, Clifton, Glancy, McDonnell and Lamp were credited with 33, 24, 5, 4 and 0 years of service, respectively. Under the Retirement Plan, subject to certain age and length-of-service requirements, employees upon normal retirement are entitled to a life annuity with yearly pension payments equal to 1.6% of average annual base compensation during their highest compensated consecutive 36-month period of employment with the Company multiplied by total credited years of service, less 1.5% of primary Social Security benefits multiplied by such service years but not to exceed 45% of such benefits; participants may elect to receive a lump sum payment in lieu of annuity payments. Benefits up to limits set by the Internal Revenue Code are funded by Company contributions to the Retirement Plan, with the amounts determined on an actuarial basis. The Internal Revenue Code of 1986, as amended (the “Code”), currently limits benefits that may be covered by the Retirement Plan’s assets to $170,000 per year (subject to increases for future years based on price level changes) and limits the compensation that may be taken into account in computing such benefits to $210,000 per year (subject to certain upward adjustments for future years). Effective from the 1995 fiscal year, the Company has a Retirement Restoration Plan that provides for additional payments from the Company so that total Retirement Plan benefits for specified executives will be maintained at the levels provided in the Retirement Plan before the application of the limitations of the Code.
Thrift Plan
      The Company has a Thrift Plan, which is qualified under the Code, for eligible employees of the Company and its subsidiaries.
      Employees with at least one year of service may elect to participate in the Thrift Plan by making contributions to the Plan of 1% to 50% of their compensation. The Company matches employee contributions up to 4% of compensation, except for employees of Company subsidiaries in Artesia, New Mexico and Great Falls, Montana who are represented by the International Union of Operating Engineers and Paper,

Allied-Industrial Chemical & Energy Workers International Union, respectively, for whom the Company matches employee contributions up to 6% of compensation. In 2005, employee contributions that are made on a tax-deferred basis are generally limited to $14,000 per year with employees over 50 years of age able to make additional tax deferred contributions of $4,000. Employees may direct Company contributions to be invested in Common Stock. Company contributions vest upon the earlier of three years of credited service or termination of employment due to retirement, disability or death. Matching Company contributions for executive officers under the Thrift Plan have been included in the Summary Compensation Table under the column captioned “All Other Compensation.”
      Many employees of the Company and eligible affiliates with at least one year of service, other than employees covered by collective bargaining agreements, participated in an Employee Stock Ownership Plan (“ESOP”) established in 1985. For the 1987 through the 1996 fiscal years, shares of Common Stock held by the ESOP were allocated to the accounts of participants for each fiscal year on the basis of payments of principal on the ESOP’s ten-year installment note issued to the Company in connection with the ESOP’s purchase of Common Stock from the Company. Shares were allocated to participants based on their compensation. Participants’ shares vest upon the earlier of five years’ credited service or termination of employment due to retirement, disability or death. For the year ending December 31, 2004, no shares of Common Stock held by the ESOP were allocated to participants since allocations after the 1996 fiscal year were effectively limited to allocations of forfeitures and there were no forfeitures for the year ending December 31, 2004. Effective August 1, 1999, the ESOP was merged into the Thrift Plan and each participant’s ESOP account became a Company Stock ESOP Account in the Thrift Plan. Over the twelve months ending October 2002, shares in the Company Stock ESOP Account for each participant were gradually shifted to each participant’s regular Thrift Plan account and consequently became subject to the participant’s directions as to holding or selling such shares.
ESOP Restoration Plan
      The Company adopted an ESOP restoration plan to provide additional benefits to executives whose allocations of shares of Common Stock from the ESOP for the 1995 and 1996 fiscal years were reduced because of the application of limitations of the Code. The ESOP provides for the grant to participants after the end of the 1995 and 1996 fiscal years of “phantom shares” equal in number to the number of shares not allocated to participants because of the limitations of the Code. The phantom shares under the plan are unsecured rights to cash payments based on dividends paid on shares of Common Stock and on the market value of such shares at future dates. Payments based on market value of Common Stock will generally be made at the time of a participant’s termination of employment or at the time of a final distribution to the participant under the ESOP unless the participant elects to defer payments over a 10-year period. A total of 61,880 phantom shares were granted to participants for the 1995 and 1996 fiscal year. Phantom shares held at December 31, 2004 by executive officers, adjusted to reflect the two-for-one stock split in August 2004, are as follows: 11,320 shares by Mr. Norsworthy, 5,360 by Mr. Clifton, none by Mr. Glancy, none by Mr. McDonnell, and none by Mr. Lamp.
Other Agreements
      In connection with Mr. Gray’s prior services to the Company as a consultant through September 30, 2001, the Company has agreed to continue to pay part of the cost of Mr. Gray’s medical insurance until age 65.

Equity Compensation Plan Table
      The following table summarizes information about the Company’s equity compensation plans as of December 31, 2004:

Number of
Securities
Remaining Available
	Number of Securities		for Future Issuance
	to be Issued Upon	Weighted Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding
	Warrants and Rights	Warrants and Rights	Securities Reflected)

Equity compensation plans approved by security holders	1,734,400	$5.19	1,627,896
Equity compensation plans not approved by security holders	—	—	—
Total	1,734,400	$5.19	1,627,896
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Compensation Philosophy
      The basic objective of the Company’s compensation program for executives is to provide levels of compensation that allow the Company to attract and retain productive executives who are motivated to protect and enhance the long-term value of the Company for its stockholders. The Company seeks to establish and maintain levels of compensation that will be competitive with levels for comparable companies within its industry sector. Competitive compensation levels are determined on the basis of available information on compensation paid by companies in the Company’s industry that are most similar to the Company, taking into account the Company’s size and place in the refining industry. In addition, the Company participates in and regularly reviews compensation surveys of the petroleum and refining industry conducted by a major independent executive compensation consulting firm. Executive compensation programs are intended to reward each executive based on Company performance and individual performance and to balance appropriately short-term and long-term considerations. The Company targets the median (50th percentile) of competitive pay data for establishing executive base salary levels and incentive opportunities.
Elements of Compensation
      The Company’s executive compensation programs and plans are comprised of the following elements:

•	Base salaries

•	Annual incentive (bonus) opportunities

•	Long-term incentive opportunities under the Company’s Long-Term Incentive Compensation Plan (which are granted by the Long-Term Compensation Committee)

•	Employee benefit plans available to all full-time, salaried employees of the Company

•	Supplemental benefits including benefits earned under the retirement restoration plan
      Base salaries for executives are set at levels intended to be competitive at the 50th percentile of comparably-sized organizations in the petroleum and refining industry sector. Salaries are reviewed and adjusted annually; individual salary adjustments are made in consideration of the executive’s performance and contributions to the Company as well as the executive’s salary in relationship to competitive market data. Base salary adjustments were made during 2004 for the named executive officers.
      Annual incentive or bonus awards are based on both an evaluation of the Company’s performance and an evaluation of the individual executive’s performance and contributions. Because of the relative size of the Company in the refining industry sector and the susceptibility of the Company and the industry to unexpected changes in circumstances that can have major impacts — positive or negative — on performance, the Company’s performance, as measured principally by net income, is evaluated by the Committee at the end of the fiscal year in light of the circumstances of the Company and the industry for the year completed. In this evaluation, particular consideration is given to the Company’s handling during the year of controllable elements affecting current and future results of operations and to the Company’s performance for the year as compared to historical levels. Further, the Committee also takes into account as appropriate any major differences between Company performance and the performance levels of other companies in the refining industry sector. In 2004, the Committee determined that the Company’s financial performance warranted the payment of annual incentive awards above targeted levels for the named executive officers.
      Until 2004, the Company used stock options as its principal form of long-term incentive compensation. In the latter part of 2003, the Committee and the Long-Term Compensation Committee worked with advisors from an independent executive compensation consulting firm in revising its approach to long-term incentives. In February 2004, May 2004 and February 2005, the Company granted both restricted stock and performance share units to the Company’s executive officers, including the named executive officers. The amount and term of February 2004 grants were based on consideration of the success of the Company versus its peer group and the fact that the Company had generally not granted any equity-based incentive compensation since March 2001. The February 2004 restricted stock grants, which made up approximately 50 percent of the long-term award opportunity, are time-lapse restricted shares with the restrictions lapsing ratably over a two-year restricted period. The February 2004 performance share unit grants, which also accounted for approximately 50 percent of the long-term incentive opportunity, were grants of a contingent number of common-stock-related units that were earned over a one-year performance period. The May 2004 and February 2005 restricted stock grants are time-lapse restricted shares with the restrictions lapsing ratably over the last three years of a five-year period. During the restricted period, executives receive dividends on the restricted shares and have the voting rights associated with such shares. The May 2004 and February 2005 performance share unit grants provide that they will be earned over a three-year performance period. The number of performance share units earned will be based upon the Company’s total stockholder return as compared to a select group of refining industry sector peer companies. The number of performance share units earned will be in the range of zero to 200 percent of the number of units granted, depending upon the Company’s relative total stockholder return. In the case of the performance share units granted in February 2004, payments were made in early 2005 based on 150% of the units granted. The value of the award at the conclusion of the performance period will be based upon both the number of performance share units earned and the price of the Company’s common shares at the end of the period. All performance share units are paid in the form of cash.
Compensation of the Chairman and Chief Executive Officer
      The compensation of the Company’s Chairman of the Board and Chief Executive Officer, Lamar Norsworthy, is determined by the Committee and the Long-Term Compensation Committee based on consideration of the compensation programs and principles described above. Effective January 1, 2005, Mr. Norsworthy received a salary adjustment from $565,008 per year to $621,509 per year. In addition, Mr. Norsworthy received annual incentive awards totaling $1,620,032 for the reporting period covered. Such awards were made based on consideration of the Company’s net income performance during this period and other factors, including Mr. Norsworthy’s role in the formation of Holly Energy Partners in 2004. Based on recommendations of advisors from an independent executive compensation consulting firm, Mr. Norsworthy received awards of long-term incentive compensation in the form of 56,000 restricted shares and 56,000 performance share units in February 2004, 39,900 restricted shares and 39,900 performance share units in May 2004 (all 2004 awards adjusted to reflect the two-for-one stock split in August 2004), and 22,275 restricted shares and 22,275 performance share units in February 2005. 28,000 of Mr. Norsworthy’s restricted shares vested in February 2005. In addition, Mr. Norsworthy received a payment in February 2005 totaling $2,317,560 related to the vesting of the February 2004 performance share unit grants. All compensation awarded to Mr. Norsworthy during the reporting period is reflected in and fully described in the Summary Compensation Table set forth in the Proxy Statement.

Deductibility of Executive Compensation
      With respect to Section 162(m) of the Code and underlying regulations pertaining to the deductibility of compensation to named executive officers in excess of $1 million, the Company has adopted a policy to comply with such limitations to the extent practicable. The Company’s Long-Term Incentive Compensation Plan has been approved by stockholders; certain elements of the plan are designed to provide performance-based incentive compensation which would be fully deductible under Section 162(m). Restricted Stock and Performance Share grants made to executive officers who are also directors of the Company are intended to be fully deductible under Section 162(m). However, the Compensation Committee has also determined that some flexibility is required, notwithstanding the statutory and regulatory provisions, in negotiating and implementing the Company’s incentive compensation programs. It has, therefore, retained the discretion to award some bonus payments based on non-quantitative performance measurements and other criteria that it may determine, in its discretion, from time to time.
Compensation Committee of the Board of Directors

Thomas K. Matthews, II, Chairman	Buford P. Berry Marcus R. Hickerson Robert G. McKenzie
      The Compensation Committee Report on Executive Compensation will not be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent that the Company specifically incorporates such report by reference.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      The members of the Compensation Committee of the Board of Directors during the year ending December 31, 2004 were Messrs. Matthews (Chairman), Berry, Hickerson and McKenzie. None of the members of the Committee was an officer or employee of the Company or any of its subsidiaries during the year ending December 31, 2004. Mr. Hickerson was an officer of the Company from December 1961 to April 1971. No executive officer of the Company served as a member of the compensation committee of another entity that had an executive officer serving as a member of the Company’s Board of Directors or the Compensation Committee.
AUDIT COMMITTEE REPORT
      The Audit Committee of the Board has reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2004 and has discussed with representatives of Ernst & Young LLP, the Company’s independent auditors for the year ended December 31, 2004, the matters required to be discussed by Statement on Auditing Standards No. 61, as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, as currently in effect, and has discussed with representatives of Ernst & Young LLP the independence of Ernst & Young LLP. The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence. Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2004 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

Audit Committee of the Board of Directors

Marcus R. Hickerson, Chairman	Buford P. Berry Thomas K. Matthews, II Robert G. McKenzie Paul T. Stoffel
      The Audit Committee Report will not be deemed proxy soliciting material and will not be incorporated by reference in any filing by the Company under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates such report by reference.
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
      The Audit Committee of the Board of Directors of the Company has selected Ernst & Young LLP, independent certified public accountants, to audit the books, records and accounts of the Company and its consolidated subsidiaries for the 2005 calendar year. Ernst & Young LLP has conducted such audits since 1977. It is expected that a representative of such firm will be present in person or by conference telephone at the Annual Meeting, will have an opportunity to make a statement if the representative so desires, and will be available to respond to appropriate questions.
AUDIT FEES
      The following table sets forth the fees paid to Ernst & Young LLP for services provided during 2004 and 2003:

	2004	2003

Audit Fees(1)	$1,139,000	$935,000
Audit-Related Fees(2)	$36,000	61,000
Tax Fees(3)	$466,000	378,000
All Other Fees	—	—

Total	$1,641,000	$1,374,000

(1)	Represents fees for professional services provided in connection with the audit of the Company’s annual financial statements and internal control over financial reporting, review of the Company’s quarterly financial statements and audits performed as part of registration statement filings of the Company and its affiliates. Includes $431,000 for audit services performed in 2003 and 2004 for Navajo Pipeline Co., L.P. in connection with the initial public offering of HEP, which costs HEP reimbursed to the Company.

(2)	Represents fees for professional services in connection with the Company’s benefit plans.

(3)	Represents fees for professional services in connection with tax compliance and planning.
      The Company has adopted a policy to pre-approve audit, audit-related, tax and other services proposed to be provided by the Company’s independent auditors, with the Audit Committee approving all such services prior to engagement.

STOCK PERFORMANCE GRAPH
      Set forth below is a line graph comparing, for the period commencing July 1, 1999 and ending December 31, 2004, the yearly percentage change in the cumulative total stockholder return on the Company’s Common Stock to the cumulative total return of the S&P Composite 500 Stock Index and of an industry peer group chosen by the Company. The stock price performance depicted in the foregoing graph is not necessarily indicative of future price performance. The graph will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such graph by reference.
COMPARISON OF CUMULATIVE FIVE YEAR TOTAL RETURN

	Base
	Period (1)
Company Name/ Index	Jul 99	Jul 00	Jul 01	Jul 02	Dec 02	Dec 03	Dec 04

HOLLY CORP	100	$84.69	$239.52	$252.19	$331.19	$423.65	$870.40

S&P 500 INDEX	100	$108.98	$93.36	$71.30	$69.37	$89.26	$98.98

NEW PEER GROUP (2)	100	$86.06	$113.25	$101.68	$98.48	$147.43	$225.84

OLD PEER GROUP (2)	100	$96.88	$161.62	$159.08	$164.52	$231.69	$421.49

(1)	The amounts shown assume that the value of the investment in the Company and each index was $100 on August 1, 1999 and that all dividends were reinvested.

(2)	The Company has altered the composition of its peer group this year. The objective in selecting the New Peer Group, as it was in selecting the Old Peer Group, was to select companies that are similar to the Company in regards to petroleum refining operations. The Company has added Marathon Oil Corporation to the New Peer Group because a primary business of Marathon Oil Corporation is crude oil refining and wholesale marketing of refined petroleum products. Crown Central Petroleum Corporation is no longer included because it ceased to be publicly traded in March 2001. Tosco Corporation is no longer included because it was acquired by ConocoPhillips in September 2001. Ultramar Diamond Shamrock is no longer included, because it was acquired by Valero Energy Corporation in January 2002. The New Peer Group is made up of Frontier Oil Corporation, Giant Industries, Inc., Marathon Oil Corporation, Premcor, Inc. Sunoco, Inc., Tesoro Petroleum Corp., and Valero Energy Corporation. Most of the peer group companies are also engaged in retail gasoline marketing in addition to their refining activities. Additionally, most of the peer companies are substantially larger than the Company in terms of assets and sales.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
      The Company holds a 100% ownership interest in two corporate jet aircraft for its business use. Lamar Norsworthy, Chairman of the Board and Chief Executive Officer, used the Company aircraft for 31.06 hours of personal use during 2004. Applying the federal standard industry fare level (SIFL) rates, the Company reported income to Mr. Norsworthy for this personal aircraft usage in the amount of $6,980.71. Additionally, the Company and Mr. Norsworthy together purchased a jet aircraft in July 2004 for $3,550,000.00 to be used for both personal and Company use. Mr. Norsworthy paid 25% of the purchase price and the Company paid 75%, reflecting the expected usage of the aircraft for personal and Company business. The Company and Mr. Norsworthy share all fixed costs and capital expenses associated with the aircraft according to their respective ownership interests. All variable costs incurred are paid directly by the respective user, depending upon whether the use is for personal or Company business. The Company and Mr. Norsworthy intend that the long-term usage of this aircraft will reflect the parties’ respective ownership percentages in the aircraft, although this may not be the case in any single year.
      M. Neale Hickerson, who is employed by the Company as Vice President, Investor Relations, is the son of Marcus R. Hickerson, a director of the Company. Neale Hickerson was paid compensation in the amount of $216,618 for services rendered during Calendar 2004.
      Michael P. Clifton, who is employed by the Company as a business analyst, is the son of Matthew P. Clifton, the President and a director of the Company. Michael Clifton was paid compensation in the amount of $82,406 for services rendered during Calendar 2004.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of more than 10% of its shares of Common Stock to file with the Commission and the New York Stock Exchange initial reports of ownership of shares of Common Stock and reports of changes in such ownership. The Commission’s rules require such persons to furnish the Company with copies of all Section 16(a) reports that they file. Based on a review of these reports and on written representations from the reporting persons that no other reports were required, all such reports concerning beneficial ownership were filed in a timely manner by reporting persons except for a December 27, 2004 Form 4 report filed by Jack P. Reid reporting a sale of shares on December 23, 2004. That report incorrectly reported the number of shares sold as 4,100 when the correct number of shares was 6,400. This was corrected on an amended Form 4 filing on February 11, 2005.
ADDITIONAL INFORMATION
Stockholder Proposals
      Proposals of stockholders to be considered for presentation at the Company’s 2006 Annual Meeting should be received by the Company by December 9, 2005, in order to be considered for inclusion in the proxy statement for that meeting. Pursuant to Rule 14a-4(c)(1) under the Securities Exchange Act of 1934, the Company management will have discretionary authority to vote on any matter of which the Company does not receive notice by February 22, 2006, with respect to proxies submitted for the Company’s 2006 Annual Meeting.
Other Matters
      The Board of Directors of the Company does not know of any other matters to be acted upon at the meeting. However, if any other matter properly comes before the meeting, the persons voting the proxies will vote them in accordance with their best judgment.

Financial Statements Available
      A copy of the Company’s 2004 Annual Report containing the Company’s audited consolidated balance sheets at December 31, 2004, and the Company’s related consolidated statements of income, cash flows, stockholders’ equity and comprehensive income for the year ended December 31, 2004, is being mailed with this Proxy Statement to stockholders entitled to notice of the Annual Meeting. The Annual Report does not constitute a part of the proxy solicitation material.
Voting Via the Internet or By Telephone
      If you have shares registered directly with the Company’s transfer agent, you may choose to vote those shares via the Internet or by telephone. Specific instructions for registered stockholders interested in voting via the Internet or by telephone are set forth on the enclosed proxy card. If you hold shares with a broker or bank, you may also be eligible to vote via the Internet or by telephone if your broker or bank participates in the proxy voting program provided by ADP Investor Communication Services. If your bank or brokerage firm is participating in ADP’s program, your voting form will provide instructions.
      Votes submitted via the Internet or by telephone must be received by the transfer agent by 11:59 p.m., Eastern Daylight Time, on May 8, 2005. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Counsel has advised the Company that the Internet voting procedures that have been made available are consistent with the requirements of applicable law. A stockholder voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

ERIN O. ROYSTON
Secretary

Appendix A
HOLLY CORPORATION
AUDIT COMMITTEE CHARTER
Amended and Restated
Adopted by the Board of Directors
August 4, 2004
      Organization and Membership: The Holly Corporation Audit Committee (the “Committee”) shall consist of at least three directors, one of whom shall be designated by the Board of Directors (the “Board”) as the Chairman. The members of the Committee shall be elected by the Board or a nominating committee of the Board annually and shall serve until their successors shall be duly elected and qualified. The Committee shall have as members only Directors of Holly Corporation (the “Company”) who are independent under the standards applicable to companies whose shares are listed on the New York Stock Exchange (“NYSE”) and applicable regulations of the Securities and Exchange Commission (the “SEC”). Each member of the Committee shall be financially literate and shall meet any additional requirements applicable under SEC regulations and NYSE listing standards. Notwithstanding the foregoing membership requirements, no action of the Committee shall be invalid by reason of any such requirement not being met at the time such action is taken.
      Statement of Policy: The Committee shall provide assistance to the Board in fulfilling its oversight responsibility to the stockholders of the Company relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the independent auditors’ qualifications and independence, the selection, engagement and retention of independent auditors, the annual independent audit of the Company’s financial statements, the performance of the Company’s internal audit function, and legal compliance and ethics programs as established by management and the Board.
      Meetings: Consistent with its duties and responsibilities, the Committee shall meet at least four times annually to review and discuss with management the financial information of the Company and shall meet as many additional times as the members deem necessary or appropriate to fulfill their duties in accordance with this Charter. The Committee should meet at least annually in separate executive sessions with management, those performing the internal audit function, and the independent auditors to discuss any matters that the Committee or any of these groups believes should be discussed privately.
      Functions and Limitations: The function of the Committee is oversight in accordance with the responsibilities and powers set forth in this Charter. Management and the independent auditors for the Company are accountable to the Committee. Management of the Company, not the Committee, is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, not the Committee, are responsible for planning and carrying out a proper audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company and, although they meet the applicable membership requirements, are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing, including in respect of auditor independence. As such, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Absent actual knowledge to the contrary (which shall be promptly reported to the Board), each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and independent from the Company from which the Committee receives information and (ii) the accuracy of the financial and other information provided to the Committee by persons or organizations.

      Accountability of the Independent Auditors: The Company’s independent auditors are accountable to and report directly to the Committee. The Committee shall have the sole authority and responsibility with respect to the appointment, engagement, compensation, oversight, evaluation and, where appropriate, dismissal of the Company’s independent auditors.
      Responsibilities and Processes: The Committee shall have the authority to take all actions it deems advisable to fulfill its responsibilities and duties.
      The Committee has the authority to retain, on such terms as the Committee deems necessary or advisable, professional advisors to advise the Committee, including, without limitation, legal counsel, accounting experts or other consultants, which may be the same as or different from the Company’s primary legal counsel, accounting experts and other consultants, as the Committee deems necessary or advisable in connection with the exercise of its powers and responsibilities as set forth in this Charter.
      The Committee shall be responsible for the resolution of any disagreements between the independent auditors and management regarding the Company’s accounting or financial reporting practices.
      The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors employed by the Company for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company and to any persons performing internal audit functions, legal counsel, accounting advisors or other consultants employed by the Committee.
      The Chairman shall make regular reports to the Board on the Committee’s activities.
      The Committee may perform any other activities consistent with this Charter, the Company’s Certificate of Incorporation and Bylaws, the rules of the NYSE and governing law as the Committee or the Board deems necessary or appropriate.
      The Committee will, as it deems necessary in its business judgment, carry out the following processes:
      Relationship with Independent Auditors:

1. Annually select and engage the Company’s independent auditors retained to audit the financial statements of the Company.

2. Review and pre-approve the independent auditor’s auditing services (including comfort letters), non-audit services (subject to any applicable de minimis exception) and related fees.

3. Review the Company’s disclosures in the Company’s periodic reports filed with the SEC regarding any approved non-audit services provided or to be provided by the independent auditors.

4. Actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and take, or recommend the full Board take, appropriate action to oversee the independence of the independent auditors.

5. Provide for the rotation of the lead audit partner having responsibility for the audit and the concurring review partner responsible for reviewing the audit in accordance with applicable NYSE listing standards and applicable rules and regulations of the SEC.

6. Set, and periodically review and modify as appropriate, clear policies with respect to the Company’s hiring of employees or former employees of the Company’s independent auditors.

7. Periodically obtain and review a report from the independent auditors regarding all relationships between the independent auditors and the Company that may impact the independent auditors’ objectivity and independence, and discuss such report with the independent auditors. The Committee shall recommend to the Board any appropriate action in response to the written report that the Committee deems necessary to satisfy itself of the independence and objectivity of the independent auditors.

8. Periodically obtain and review reports from the independent auditors that include (i) all critical accounting policies and practices used; (ii) all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, the ramifications of the alternative treatments, and the treatment preferred by the independent auditors; and (iii) other material written communications between the independent auditors and management.
      Review:

9. Annually approve a report meeting the requirements of any applicable regulations of the SEC for inclusion in the Company’s proxy statement relating to the Company’s annual meeting of stockholders.

10. Review with management and the independent auditors the Company’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K prior to the filing of each such report. Such review shall be conducted by the Committee or by the Chairman or a member designated by the Chairman.

11. Review and discuss with management and the independent auditors the Company’s quarterly and annual financial information, including matters required to be reviewed under applicable legal, regulatory or NYSE requirements.

12. Review and, as appropriate, discuss with financial management the Company’s earnings releases, including the use of any “non-GAAP financial measures.”

13. Upon completion of any annual audit, meet separately with the independent auditors and management and review the Company’s financial statements and related notes, the results of their audit, any report or opinion rendered in connection therewith, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, any significant disagreements with management concerning accounting or disclosure matters, any significant adjustment proposed by the independent auditors, and the adequacy and integrity of the Company’s internal accounting controls and the extent to which major recommendations made by the independent auditors have been implemented or resolved.

14. Regularly review with the Company’s independent auditors any audit problems or difficulties and management’s responses.

15. Review and consider with the independent auditors and management the matters required to be discussed by Statement of Auditing Standards No. 61. These discussions shall include consideration of the quality of the Company’s accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on the foregoing review, the Committee shall make its recommendation to the Board as to the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K.

16. Discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs.

17. Select and contract with appropriate persons to perform the internal audit function.

18. Direct the scope of the duties and activities of those performing the internal audit function, who shall report directly to the Committee.

19. Periodically meet and review with those performing the internal audit function internal audit reports and the progress of activities and any findings of major significance stemming from internal audits.

20. Receive periodic reports from management on all matters within the Committee’s areas of responsibility, including as appropriate (i) the Company’s accounting and financial reporting practices, (ii) accounting, financial reporting, legal and tax developments of significance to the Company, and (iii) the status and results of special studies conducted for the Company by independent auditors.

      Process Improvement:

21. Annually review the continued adequacy of the Committee’s Charter and report the results of the review along with recommendations, if necessary, to the Board.

22. Conduct an annual evaluation with the Board regarding the performance of the Committee.

23. Discuss with management the Company’s guidelines and policies governing the Company’s process of risk assessment and risk management.

24. Regularly apprise the Board, through minutes and special presentations as necessary, of significant developments in the course of performing the Committee’s duties.
      Ethical and Legal Compliance:

25. Establish, and periodically review and modify as appropriate, procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls, and auditing matters and for confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.

26. Review any disclosures provided by the Chairman of the Board and Chief Executive Officer or the Chief Financial Officer to the Committee regarding (i) significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud which involves management or other employees who have a significant role in the Company’s internal controls.
      General Limitations:

•	Nothing in this Charter will, or will be deemed to, increase, expand or modify in any manner adverse to any member of the Committee the duties, obligations, or responsibilities of any member of the Committee, it being the intent and purpose of this Charter to grant enabling power to the Committee.

•	Nothing in this Charter will, or will be deemed to, decrease or modify in any manner adverse to any member of the Committee, such member’s right to rely on statements and certifications made by the Company’s officers, employees, agents, counsel, experts and auditors.

•	Nothing in this Charter will, or will be deemed to, adversely affect in any manner the rights of members of the Committee to indemnification and advancement of expenses under the By-Laws of the Company or under any contract, agreement, arrangement or understanding benefitting such member.

•	No provision of this Charter will be construed to create for the Committee or its members legally enforceable duties, liabilities or obligations in addition to duties, liabilities or obligations otherwise applicable to the Committee or its members.

HOLLY-PS-05

ANNUAL MEETING OF STOCKHOLDERS OF

HOLLY CORPORATION

May 9, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach along perforated line and mail in the envelope provided. â

     ■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY
    FOR ALL NOMINEES

☐ FOR ALL EXCEPT
    (See instructions below)

NOMINEES:
¡ B.P. Berry
¡ M.P. Clifton
¡ W.J. Glancy
¡ W.J. Gray
¡ M.R. Hickerson
¡ T.K. Matthews
¡ R.G. McKenzie
¡ L. Norsworthy
¡ J.P. Reid
¡ PT. Stoffel

INSTRUCTION:	To withhold authority to vote for any Individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

2.	Other Business — Voting upon any other business properly brought before the meeting or any adjournment thereof.

This proxy when properly executed will be voted as directed. If no direction is given, it will be voted FOR the election of all nominees as directors and in the discretion of those authorized to vote this proxy on any other business.

Receipt of the Company’s Annual Report for its 2004 fiscal year, Notice of Annual Meeting and related Proxy Statement Is hereby acknowledged, and all former proxies are hereby revoked.

Please check the box if you are planning to attend the Meeting in person. This choice can also be communicated via telephone, or Internet voting.	☐

Signature of Stockholder	Date	Signature of Stockholder	Date

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

☐                    ■

PROXY

HOLLY CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS — MAY 9, 2005
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Lamar Norsworthy, Gerard L. Regard, Matthew P. Clifton and Erin O. Royston, or any of them or their substitutes, are hereby appointed proxies to represent and to vote the stock of Holly Corporation standing in the name(s) of the undersigned at the Annual Meeting of Stockholders to be held in Dallas, Texas on May 9, 2005, and at all adjournments thereof.

TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS YOU DO NOT NEED TO MARK ANY OF THE BOXES, JUST DATE AND SIGN ON THE REVERSE SIDE.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

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